UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 10, 2010 (March 10, 2010)

COATES INTERNATIONAL, LTD. (Exact Name of Registrant as Specified in Its Charter)

Delaware	000-33155	22-2925432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 34 & Ridgewood Road, Wall Township, New Jersey 07719
(Address of principal executive offices)

(732) 449-7717
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Coates International, Ltd. (the “Company” or “Coates”) has entered into an agreement consenting to an assignment of its Canadian License and the rights to its US License Agreements, subject to the provisions of the Escrow Agreement with Well to Wire Energy, Inc. (“WWE”) to Almont Energy Inc, (“Almont”) a privately held, newly formed independent third party entity based in Alberta, Canada. Almont has made two payments to Coates in February 2010 totaling $700,000 as a prerequisite condition to our consent to the assignment.

Coates has also received a deposit from Almont towards the first shipment of engines expected to be ready for shipment in April 2010. Almont will deliver and install these units.

Almont’s management advised us that the new company was formed for the sole purpose of pursuing its business plan to deploy the Coates Spherical Rotary Valve (“CSRV”) system technology. This decision was based on a number of factors, which included:

1.
Almont management’s expectation is that it is more advantageous to separate the “clean energy” business from the other WWE business activities and that doing so, creates a single focus on the Coates CSRV system technology business plan.

2.	Almont management believes that as a single focused company it will be able to facilitate the process of funding its operations.

A new management team has been installed at Almont to commercialize the CSRV system technology. The management of Almont has stated that it intends to follow and execute the original business plan of WWE very closely.

Almont stated that it was initially capitalized by the management group together with funds raised from a small group of high net worth investors with a track record of proven business and financial success.

In connection with the assignment of the Canadian License and the rights to the US License, Almont has also assumed all of the obligations set forth in the Escrow Agreement between the Company and WWE, with the following modifications:

•
The Release Payment Date as defined in the Escrow Agreement has been extended to March 19, 2012. The remaining unpaid balance of the Release Payment is approximately $6 million. Provided that Almont remits this entire unpaid balance to the Company on or before the Release Payment Date, the US License will be released from escrow and granted to Almont. Almont is required to remit to the Company 60% of all monies it raises from future equity or debt transactions, exclusive of proceeds from equipment purchase financing transactions, until the Release Payment is paid in full.

•
Almont has also become obligated to pay the $49 million balance of the US License Fee to the Company. Payment shall be made quarterly in an amount equal to 5% of Almont’s quarterly net profits. In addition, Almont is required to remit a portion of the proceeds it receives from equity or debt transactions, exclusive of equipment financing transactions to the Company until the entire balance of the US License Fee is paid in full. However, the entire $49 million licensing fee is required to be paid on or before February 19, 2015.

The business plan of Almont assumes the purchase of a substantial number of CSRV units over the next 5 years. Almont’s purchase of CSRV units from the Company will be made by way of standard purchase orders, issued based on market and customer demand. Over the 5-year period, Almont anticipates that the volume of total purchases from the Company will be similar to, or potentially exceed the quantities contemplated in our previous arrangement with WWE. Almont plans to finance its purchases from cash flow and by way of project and/or equipment financing, proceeds from issuance of equity or corporate debt instruments and conventional bank financing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

Exhibit No.	Description
99.1	Press release dated March 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COATES INTERNATIONAL, LTD.

Dated: March 10, 2010	By:	/s/ George J. Coates
George J. Coates President and Chief Executive Officer

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